Exhibit 10.17

TRA BONUS AGREEMENT

THIS TRA BONUS AGREEMENT (this “Agreement”) is dated as of [DATE], 2021, and is between Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Executive”). Capitalized terms not defined herein shall have the meaning set forth in that certain Tax Receivable Agreement, dated as of [DATE], 2021, by and between the Company, each of the undersigned parties thereto, and each of the other persons from time to time that becomes a party thereto (the “TRA”).

WHEREAS, the Executive is an Eligible Executive Officer;

WHEREAS, the Company is entering into similar agreements with the other Eligible Executive Officers on or about the date hereof;

WHEREAS, the Company desires to provide to the Executive a TRA Bonus (as defined below) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows.

1. Certain Defined Terms.

(a) “Cause” has the meaning ascribed to such term in the Employment Agreement.

(b) “Disability” has the meaning ascribed to such term in the Employment Agreement.

(c) “Employment Agreement” means that certain Employment Agreement, dated as of [•], by and between the Executive and Clearwater Analytics, LLC.

(d) “Good Reason” has the meaning ascribed to such term in the Employment Agreement.

(e) “Ineligible Executive” means each Eligible Executive Officer whose employment with the Company or its Affiliates terminated for any reason prior to the applicable TRA Bonus Payment Trigger Event.

(f) “Qualifying Termination” means a termination of the Executive’s employment with the Company and its Affiliates (i) by the Company without Cause, (ii) by the Executive for Good Reason or (iii) due to the Executive’s death or Disability.

(g) “Sharing Percentage” means [•].

2. TRA Bonus.

(a) Pursuant to the terms of this Agreement, the Executive shall be eligible to receive a bonus (the “TRA Bonus”) from the Company each time the Company makes a Tax Benefit Payment to a TRA Party in accordance with Section 3.1(a) of the TRA or an Early Termination Payment to the TRA Parties in accordance with Article IV of the TRA (including in the event of a Change of Control) (each such event, a “TRA Bonus Payment Trigger Event”). Any TRA Bonus payable to the Executive pursuant to the terms of this Agreement shall be equal to the product of (i) the TRA Bonus Amount as calculated pursuant to the terms of the TRA multiplied by (ii) a fraction, (x) the numerator of which is the Executive’s Sharing Percentage, and (y) the denominator of which is (1) 100.00% minus (2) the sum (if any) of the Sharing Percentages of all Ineligible Executives (the “TRA Bonus Formula”). Except as provided in Section 2(b) below, any TRA Bonus shall be paid on or as soon as reasonably practicable following the applicable TRA Bonus Payment Trigger Event, but in no event later than March 15th of the year following the year in which the applicable TRA Bonus Payment Trigger Event occurs, in each case, subject to the Executive’s continued employment with the Company or its Affiliates through the applicable TRA Bonus Payment Trigger Event. Other than payment of TRA Bonus due to the payment of a Early Termination Payment pursuant to the TRA, if any, this Agreement shall terminate, and no further payments shall be due hereunder, upon the termination of the TRA.

(b) If the Executive incurs a Qualifying Termination during the six month period prior to a Change of Control, (i) the Executive shall not be considered an Ineligible Executive for purposes of the TRA Bonus Formula and (ii) the Executive shall be eligible to receive the TRA Bonus.

3. Withholding. The Company or the relevant employer entity may withhold from any amounts payable under this Agreement such taxes as may be required to be withheld pursuant to any applicable law or regulation. All payments hereunder may, at the Company’s election, be paid through the applicable payroll system of the Company or the entity that employs or otherwise provides payroll to the Executive, or as otherwise determined by the Company.

4. No Guarantee of Continued Service. The Executive acknowledges and agrees that this Agreement does not create or grant any right to continue providing services to the Company or its Subsidiaries in any specific position or for any period of time.

5. Miscellaneous.

(a) Governing Law and Forum Selection. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law provisions. Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. THE EXECUTIVE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR THE EXECUTIVE’S OR THE COMPANY’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

(b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, understandings or agreements between the parties, whether written or oral, with respect to such subject matter. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto. Article 5 (Subordination and Late Payments) of the TRA shall apply to this Agreement and the TRA Bonus, mutatis mutandis.

(c) Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(d) Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile or PDF file shall constitute original signatures.

(e) Unfunded Arrangement. This Agreement shall be an unfunded arrangement. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Agreement be construed as providing for such segregation, nor shall the Company be deemed to be a trustee of any cash or rights thereto to be granted under this Agreement. Any liability or obligation of the Company to the Executive with respect to any TRA Bonus shall be based solely upon any contractual obligations that may be created by this Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. The Company shall not be required to give any security or bond for the performance of any obligation that may be created by this Agreement.

6. Code Section 409A. The parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to be exempt from or comply with Section 409A of the Code (“Section 409A”), to the extent applicable thereto. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be interpreted and construed consistent with this intent, provided that the Company shall not be required to assume any increased economic burden in connection therewith. In addition, the parties shall cooperate fully with one another to ensure compliance with Section 409A, including adopting amendments to arrangements subject to Section 409A and operating such arrangements in compliance with Section 409A.

Signature pages follow

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates set forth next to their respective signatures.

EXECUTIVE

Date:______________________
	Name:	[NAME]

CLEARWATER ANALYTICS HOLDINGS, INC.
Date:______________________

By:
Name:
Title: